EXHIBIT 10.01

STOCK GRANT AGREEMENT

THIS STOCK GRANT AGREEMENT (the “Agreement”) is effective as of September     , 2008 by and between Net Talk.com, Inc., a Florida corporation (the “Company”), and                      (the “Grantee”).

RECITALS

WHEREAS, to motivate key employees of the Company by providing them with an ownership interest in the Company, the Board of Directors of the Company (the “Board”) has authorized the grant of              shares of the Company’s common stock, $.001 par value per share, to Grantee; and

WHEREAS, Grantee and the Company desire to enter into this Agreement to evidence and confirm the Grant of the shares on the terms and conditions set forth herein;

NOW, THEREFORE, to evidence the shares so granted, and to set forth the terms and conditions governing such grant, the Company and Grantee hereby agree as follows:

OPERATIVE PROVISIONS

1. Grant of Shares. The Company hereby grants to Grantee, a stock grant of                      (                    ) shares of the Company’s common stock, $.001 par value (the “Grant”) (the “Shares”). The Shares shall be delivered on the third business day following the execution of this Agreement (the “Delivery Date”).

2. Voting and Dividend Rights. Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares.

3. Valuation of the Shares. After execution of this Agreement, the Company and Grantee shall agree upon a valuation of the Shares and shall make consistent use of the value of the Shares for all tax purposes and in all filings, declarations and reports with the Internal Revenue Service.

4. Taxes. The Company shall withhold the amount of taxes required to satisfy any applicable federal, state or local tax obligation, including, but not limited too, income and employment tax obligations, assessed against Grantee and the Company due to the execution of this Agreement (the “Withholding Obligation”). The Company shall, in its sole discretion, determine the amount of the Withholding Obligation. Grantee may elect to satisfy the Withholding Obligation by either: (i) delivering cash in an amount equal to the Withholding Obligation to the Company on the Delivery Date; or (ii) authorizing the Company to deposit certificate(s) representing the number of whole shares necessary to satisfy the Withholding Obligation into an escrow account (the “Escrow Shares”). The Escrow Shares shall be liquidated and the proceeds from the liquidation of the Escrow Shares (the “Liquidation Proceeds”) shall be used to satisfy the Withholding Obligation. In the event the Liquidation Proceeds are insufficient to satisfy the Withholding Obligation, Grantee shall pay such deficiency in cash to the Company within ten (10) days after being notified of such deficiency by the Company.

5. Investment Representations. Grantee understands that the Shares are being issued pursuant to an exemption from registration contained in the Securities Act of 1933 (the “Securities Act”) based in part upon the following representations of Grantee:

(a) Grantee must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act and applicable state securities laws, or an exemption from registration is available.

(b) Grantee is acquiring the Shares for Grantee’s own account for investment only, and not with a view towards their distribution other than in compliance with all applicable securities laws.

(c) Grantee has had an opportunity to ask questions and receive answers from the representatives of the Company concerning the terms and conditions of the investment, the properties, assets, liabilities, business, operations, financial condition, and prospects of the Company and all other matters deemed relevant to Grantee. Grantee has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement.

(d) None of the following has ever been represented, guaranteed or warranted to Grantee by the Company, its members, agents or employees, or other persons, expressly or by implication: (i) the approximate or exact length of time that Grantee will be required to remain as owner of the Shares; (ii) the amount or type of consideration, profit or loss (including tax benefits) which reasonably may be expected to be realized, if any, as a result of the activities of the Company; or (iii) that the past performance or experience of any entity or other person associated with this investment, directly or indirectly, will in any way indicate the predictable results of the ownership of the Shares or of the Company’s intended activities. There is and likely will be no public market for the Shares; it will likely not be possible for Grantee to liquidate the investment readily in the case of an emergency. Grantee understands that it should consider the investment in the Shares illiquid and that it is prepared to maintain his investment in the Company indefinitely.

(e) Grantee understands that none of the Shares have been registered under the Securities Act or the laws of any state and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act and applicable state securities laws or pursuant to an exemption therefrom. Grantee understands that the Shares are “restricted securities” under U.S. federal and state securities laws and that Grantee must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Grantee acknowledges that the Company has no obligation to register or qualify the Shares for resale.

(f) The certificate or certificates representing the Shares issued to Grantee and any other securities issued in respect of any of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be stamped or otherwise imprinted with the following legend (unless such a legend is no longer required under the Securities Act):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION THAT IS NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES EVIDENCED HEREBY, AND THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN STOCK GRANT AGREEMENT AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(g) The Company shall not be required to register the transfer of any of the Shares on the books of the Company unless the Company shall have been provided with an opinion of counsel in form and substance reasonably satisfactory to the Company that such Shares sought to be transferred are eligible for transfer without registration under the Shares Act. Notwithstanding the foregoing, no such opinion of counsel shall be necessary to effectuate a transfer of any of the Shares (i) in accordance with the provisions of Rule 144(b)(1) promulgated under the Securities Act; (ii) in accordance with the intended method of disposition set forth in any registration statement covering such Shares; or (iii) (A) from a partnership to its partners or former partners in accordance with their partnership interests, (B) from a corporation to its shareholders in accordance with their interests in the corporation, (C) from a limited liability company to its members or former members in accordance with their interests in the limited liability company, or (D) from a natural person to such person’s family members or a trust for the benefit of such person or such person’s family members or such person’s beneficiaries upon the death of such person.

6. No Retention Rights. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate Grantee’s employment with the Company or any of its subsidiaries, nor confer upon Grantee any right to continue as an employee of the Company or any of its subsidiaries.

7. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and Grantee and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

8. Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered properly given or made if hand delivered, mailed from within the United States by certified mail or overnight delivery to the address set forth in the preamble or to such other address as either party shall have furnished to the other. All notices, except of change of address, shall be deemed given when mailed and notices of change of address shall be deemed given when received.

9. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without giving effect to conflicts of laws.

10. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

11. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

NET TALK.COM, INC.

Anastasios Kyriakides, Chief Executive Officer

GRANTEE

Print Name:

[SIGNATURE PAGE TO STOCK GRANT AGREEMENT]

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